UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 13, 2008

Ener1, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	0-21138	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 W. Cypress Creek Road, Suite 100, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954 556-4020

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Ener1, Inc. (the "Company") sent a notice to the remaining holders of the the Senior Secured Convertible Debentures due March 2009 (the "2005 Convertible Debentures") of its intent to call the debentures on April 9, 2008. Any debentures that are not converted into common stock by that date will be called at 103% of the face value plus interest.

The Company previously called the Senior Secured Convertible Debentures due January 2009 (the "2004 Convertible Debentures") on February 22, 2008. Any debentures that are not converted into common stock by March 24, 2008 will be prepaid at 101% of the face value plus interest.

As of March 12, 2008, the remaining principal amount of the 2004 Convertible Debentures and 2005 Convertible Debentures was $2,834,048 and $725,000, respectively.

Upon completion of the call periods and the retirement of the convertible debentures either through prepayment of the debentures or conversion of the debentures to common stock, the debentures will be paid in full and all security interests in the property of the Company including pledges of the Company's ownership in EnerDel, Inc. common stock securing the Company's obligations under the debentures will be terminated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

March 13, 2008	By:	/s/ Gerard A. Herlihy

Name: Gerard A. Herlihy
Title: Chief Financial Officer